EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                         ROBECO-SAGE TRITON FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase

                              Dated March 29, 2006

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

               AT 12:00 MIDNIGHT, EASTERN TIME, ON APRIL 25, 2006,
                      AND THIS NOTICE OF WITHDRAWAL MUST BE

                RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN
                  TIME, ON APRIL 25, 2006, UNLESS THE OFFER IS
                                   EXTENDED.

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          COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN OR DELIVER TO:

                      SEI Investments Global Funds Services
                            One Freedom Valley Drive
                                 Oaks, PA 19456
                Attn: Jason O'Connor, Tender Offer Administrator

                           For additional information:

                              Phone: (610) 676-1581

                               Fax: (486) 676-1058

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Robeco-Sage Triton Fund, L.L.C.

Ladies and Gentlemen:

      The undersigned wishes to withdraw the tender of its limited liability company interest in Robeco-Sage Triton Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ________________.

This tender was in the amount of:

            Entire limited liability company interest.
      |_|
            Portion  of  limited  liability  company  interest  expressed  as  a
      |_|   specific dollar value.

            $___________________

            Portion  of  limited  liability  company  interest  in excess of the
      |_|   Required Minimum Balance.

      The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.




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SIGNATURE(S).

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
FOR INDIVIDUAL INVESTORS                       FOR OTHER INVESTORS:
AND JOINT TENANTS:

------------------------------------------     -------------------------------------------

Signature                                      Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

 ON SUBSCRIPTION AGREEMENT)

------------------------------------------     -------------------------------------------

Print Name of Investor                         Signature

                                               (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                ON SUBSCRIPTION AGREEMENT)

------------------------------------------     -------------------------------------------

Joint Tenant Signature if necessary            Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

 ON SUBSCRIPTION AGREEMENT)

------------------------------------------     -------------------------------------------

Print Name of Joint Tenant                     Co-signatory if necessary

                                               (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                ON SUBSCRIPTION AGREEMENT)

                                               -------------------------------------------

                                               Print Name and Title of Co-signatory

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Date:________________

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